SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 ---------------



Date of Report (Date of earliest event reported) January 29, 1998



                         AQUAGENIX, INC.
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         (Exact name of registrant as specified in its charter)



       Delaware                           0-24490              65-0419263
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 (State or other jurisdiction        (Commission              (IRS Employer
 or incorporation)                    File Number)          Identification No.)


           6500 Northwest 15th Avenue, Fort Lauderdale, Florida 33309
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          (Address of principal executive offices, including zip code)



Registrant's telephone number, including area code (954) 975-7771



                         Not Applicable
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         (Former name or former address, if changed since last report)


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Item 5.  Other Events.

On January 29, 1998, the Company entered into an Amendment to the Amended and Restated Escrow Agreement, dated November 30, 1998 (the "Amended Escrow Agreement"). Under the Amended Escrow Agreement, the date which the "Company" may elect to extend the term of the Stock Purchase Agreement, as amended, was extended to May 15, 1998. The Company elected to extend the terms of the Stock Purchase Agreement, as amended, to May 15, 1998, by depositing with the Escrow Agent sufficient funds to increase the Escrowed Funds to $2,500,000.

On January 29, 1998, the Company entered into an Amendment to the Stock Purchase Agreement dated January 29, 1998 (the "Amendment") by and between the Company and Thomas Terry, Jr. ("Terry") to acquire all of the issued and outstanding stock of Lewis Tree Service, Inc. ("Lewis"). Under the Amendment, the cash portion of the purchase price shall increase by $6,945 times the number of days, if any (including the Closing Date), that elapse from March 31, 1998 to the Closing Date, and shall be reduced by any Cash Bonus Amount (as defined in the Amendment to Stock Purchase Agreement) paid to employees of Lewis. The stock portion of the purchase price shall remain the same, provided, however, certain employees of Lewis shall participate and any shares delivered to such employees shall be reduced from those delivered to Terry.


Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits.

Exhibits

(a) Amendment to Stock Purchase Agreement, dated January 29, 1998 between the Company and Thomas Terry, Jr.




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



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  AQUAGENIX, INC.


                                                  By:  /s/ Helen Chia
                                                      -------------------------
                                                       Helen Chia
                                                       Chief Financial Officer


DATED:  February 13, 1998



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